Exhibit 13.0

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

          We, David Levin (Chief Executive Officer) and Nigel Wilson (Chief Financial Officer) of United Business Media plc, do hereby certify that to the best of our knowledge the Annual Report on Form 20-F for the year ended December 31, 2004 of United Business Media plc (the “Annual Report”)

1.	fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
2.	the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of United Business Media plc.

          IN WITNESS WHEREOF, this certificate has been executed on this 16th day of June, 2004.

By: /s/	By: /s/

Name: David Levin	Name: Nigel Wilson
Title: Chief Executive Officer	Title: Chief Financial Officer

Dated: June 28, 2005	Dated: June 28, 2005

     A signed original of this written statement required by Section 906 has been provided to the company secretary of United Business Media plc and will be retained by the company secretary and furnished to the Securities and Exchange Commission or its staff upon request.

     In accordance with the interim guidance for Section 906 certification issued by the United States Securities and Exchange Commission on March 21, 2003 in Release No. 33-8212, this certification will not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent mat the Company specifically incorporates it by reference.